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                                                                  EXHIBIT (99.1)


                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350


         Solely for the purpose of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Badger Meter, Inc., (the "Company), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                       BADGER METER, INC.
                                       ------------------



Dated:  October 23, 2002               By /S/ Richard A. Meeusen
                                          ----------------------
                                          Richard A. Meeusen
                                          President and Chief Executive Officer







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